                                                          Exhibit 99.16

HYPO (Registered Trademark) Illustration

AVERAGE ANNUAL RETURN CALCULATIONS
For Periods Ending 12/31/97 - With Maximum Sales Charge

   1 Year Since 12/31/96 - 3 Years Since 12/31/94 - 5 Years Since 12/31/92 -
                            10 Years Since 12/31/87

                                                Month-     Year-
                                     Inception  to-Date   to-Date   1-Year   3-Year   3-Year
        Description                     Date    Total      Total    Return   Total    Annual
        -----------                  ---------  -------   -------   ------   -----    ------
Van Eck Worldwide Bond Fund            9/1/89    0.18%      2.38%    2.38%   23.14%    7.18%
Van Eck Worldwide Hard Assets Fund     9/1/89   -0.38      -1.67    -1.67    28.84     8.81
Van Eck Worldwide Real Estate Fund    6/23/97    1.62      19.60        -        -        -
Van Eck Worldwide Emerging
  Markets Fund                       12/27/95   -0.27%   -11.61%   -11.61%       -        -


                                      5-Year    5-Year    10-Year   10-Year   Inception   Inception
        Description                   Total     Annual     Total    Annual      Total       Annual
        -----------                  ---------  -------   -------   ------      -----       ------

Van Eck Worldwide Bond Fund           30.98      5.55%       -        -          64.59%      6.16%
Van Eck Worldwide Hard Assets Fund   102.19     15.12        -        -          75.73       7.00
Van Eck Worldwide Real Estate Fund      -         -          -        -          19.60      40.17
Van Eck Worldwide Emerging
  Markets Fund                          -         -          -        -          10.98%      5.29%


This illustration is supplied in response to your specific request and is for your use only. It may not be reproduced and must be preceded or accompanied by the Fund's current prospectus. The period covered was selected by you for your own purposes and is not necessarily representative of the Fund's results during different market periods. Past results are no guarantee of future results. Return calculations produced by Hypo(R) 2/26/98 14:30:35 Copyright(C) 1998 TowersData.

HYPO/R/ Illustration

                      AVERAGE ANNUAL RETURN CALCULATIONS
            For Periods Ending 12/31/97 - With No Sales Charge

   1 Year Since 12/31/96 - 3 Years Since 12/31/94 - 5 Years Since 12/31/92 -
                            10 Years Since 12/31/87

                                                Month-     Year-
                                     Inception  to-Date   to-Date   1-Year   3-Year   3-Year
        Description                     Date    Total      Total    Return   Total    Annual
        -----------                  ---------  -------   -------   ------   -----    ------
Van Eck Worldwide Bond Fund            9/1/89    0.18%      2.38%    2.38%   23.14%    7.18%
Van Eck Worldwide Hard Assets Fund     9/1/89   -0.38      -1.67    -1.67    28.84     8.81
Van Eck Worldwide Real Estate Fund    6/23/97    1.62      19.60     ----     ----     ----
Van Eck Worldwide Emerging
  Markets Fund                       12/27/95   -0.27     -11.61%   -11.61%   ----     ----


                                      5-Year    5-Year    10-Year   10-Year   Inception   Inception
        Description                   Total     Annual     Total    Annual      Total       Annual
        -----------                  ---------  -------   -------   ------      -----       ------
Van Eck Worldwide Bond Fund            30.98     5.55      ----      ----       64.59        6.16
Van Eck Worldwide Hard Assets Fund    102.19    15.12      ----      ----       75.73        7.00
Van Eck Worldwide Real Estate Fund      ----     ----      ----      ----       19.60       40.17
Van Eck Worldwide Emerging
  Markets Fund                          ----     ----      ----      ----       10.98%       5.29


This illustration is supplied in response to your specific request and is for your use only. It may not be reproduced and must be preceded or accompanied by the Fund's current prospectus. The period covered was selected by you for your own purposes and is not necessarily representative of the Fund's results during different market periods. Past results are no guarantee of future results. Return calculations produced by Hypo/R/ 2/26/98 14:30:33 Copyright/C/ 1998 TowersData.